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EXHIBIT 10.26

CONFIDENTIAL TERMINATION AND SEPARATION AGREEMENT
AND GENERAL RELEASE

    This Confidential Termination and Separation Agreement and General Release ("Agreement") is made and entered into by and between Mark P. Long on behalf of himself and his agents, heirs, executors, assigns and any other person or entity acting with him or on his behalf ("Employee" or "Long"), on the one hand, and Intraware, Inc. ("Intraware") on behalf of itself, its present and former parent companies, subsidiaries, affiliated divisions and companies, successors and assigns, and the present and former owners, directors, officers, employees, and agents of any of them (collectively "Employer"), on the other hand (Employee and Employer collectively are referred to as "the Parties"). It is made pursuant to the following terms and conditions.

  1.
  Pending and Future Legal or Administrative Actions—Release of Claims—Covenant Not to Sue.

      1.1 Employee represents there are no actions at law or administrative proceedings currently pending which concern allegations based on Employee's hiring, retention, relocation, or compensation by Employer, or the termination of such employment, or based on the Employment Agreement dated as of February 1, 2000 between the Parties (the "Employment Agreement") or the termination thereof, or based on any act or failure to act by Employer affecting, involving or relating to Employee of the Employment Agreement.

      1.2 Employee's last day of employment shall be, and the Employment Agreement shall terminate on, April 15, 2001.

      1.3 Each Party (the "Releasing Party") completely releases and forever discharges the other Party (the "Released Party") from all causes of action, claims, charges, judgments, obligations, damages, or liabilities of whatever kind or character the Releasing Party has or may have against the Released Party, and covenants that the Releasing Party shall not assist, participate or be represented in, nor institute, submit or file, or permit to be instituted, submitted or filed on the Releasing Party's behalf, nor shall the Releasing Party voluntarily participate or cooperate in the prosecution of, any lawsuit, charge, claim, complaint or other proceeding against the Released Party with any administrative agency, court or other forum under any federal, state or local laws or regulations, including, but not limited to, under the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act; the Equal Pay Act of 1963; the Consolidated Omnibus Budget Reconciliation Act of 1985; the Family and Medical Leave Act; the California Fair Employment and Housing Act, Gov. Code §§12940 et seq.; the California Family Rights Act; the California Workers' Compensation Act, Labor Code §§3200 et seq.; or any other federal, state, or local laws, rules or regulations, including any insurance, human rights, civil rights, wage-hour, pension, or labor laws, rules or regulations; public policy, contract or tort laws, or any claim of retaliation under any law, or any claim arising under common law, including, but not limited to, causes of action for wrongful termination; discrimination on the basis of age, sex, race, or national origin or any other basis; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; fraud; conspiracy to commit any act mentioned herein; breach of the Employment Agreement or of any other contract (whether express or implied, oral or written); breach of the implied covenant of good faith and fair dealing; interference with business advantage; interference with prospective economic advantage; interference with contractual relationship; defamation; failure to pay compensation of any kind, or to pay equal compensation for equal work; or any other action whether cognizable in law or in equity, based upon any conduct up to and including the date of this Agreement, and shall not, from any source or proceeding, seek or accept any award or settlement therefrom. In the event that a Party institutes or is a party to any such action, and it is determined by a court of competent jurisdiction that the claims are barred by this Agreement, such Party's claims shall be dismissed, with prejudice and with an award of fees and costs to the other Party incurred as a result of such action, provided, however, that nothing in this Agreement prohibits a Party from filing a charge of discrimination with the Equal Employment Opportunity Commission or Department of Fair Employment and Housing, or participating in an investigation by either such agency of a charge of discrimination filed by another, provided further that such Party will not be entitled to, and may in no event accept, any benefit, monetary or otherwise, from, through, or by virtue of any such administrative filing.

      1.4 Anything to the contrary in this Agreement notwithstanding, nothing in this Agreement releases any claim that a Party might have pursuant to the Employment, Confidential Information, Invention Assignment and Arbitration Agreement between Employee and Intraware dated February 24, 1999 (the "Confidentiality Agreement"), or pursuant to the Indemnification Agreement between Employee and Intraware dated February 25, 1999 (the "Indemnification Agreement").

      1.5 Each Party represents and warrants that it has not assigned or subrogated any claim that it has or may have against the other Party, or authorized any other person or entity to assert such a claim or claims on such Party's behalf.

      1.6 Each Party further waives any claim for damages occurring at any time after the date of this Agreement because of alleged continuing effects of any alleged acts or omissions occurring on or before the date of this Agreement, except to the extent such claim arose or arises under an agreement described in Paragraph 1.4 above. Each Party further agrees to waive any right such Party may have to sue for injunctive relief against the alleged continuing effects of any alleged discriminatory or other wrongful acts or omissions occurring prior to the date of this Agreement, except to the extent such right to sue for injunctive relief arose or arises under an agreement described in Paragraph 1.4 above.

      1.7 Intraware releases and forever discharges each future employer of Employee from all causes of action, claims, charges, judgments, obligations, damages, or liabilities Intraware has or may have against such future employer, and covenants not to assist, participate or be represented in, nor institute, submit or file, or permit to be instituted, submitted or filed on Intraware's behalf, nor shall Intraware voluntarily participate or cooperate in the prosecution of, any lawsuit, charge, claim, complaint or other proceeding against any such future employer, arising out of or in connection with Employee's employment by Intraware, provided the foregoing shall not be deemed to release any future employer from or waive any right with respect to any claim related to Employee's obligations under this Agreement or Intraware's confidentiality, trade secret or intellectual property rights.

  2.
  Separation Compensation.

      2.1 Pursuant to the other terms and conditions contained in this Agreement, on Employee's signing and return to Employer of this Agreement, Intraware agrees as follows:

        2.1.1 Intraware will enter into a one-year consulting agreement with Employee in the form attached hereto as Exhibit A;

        2.1.2 For 180 days after the termination date specified in Paragraph 1.2 above, Employee may exercise any stock options held by him that have vested and that he is entitled to exercise as of the termination date specified in Paragraph 1.2 above, provided all Incentive Stock Options (as defined in the Intraware 1996 Stock Option Plan, as amended) shall automatically convert to Nonstatutory Stock Options (as defined in the Intraware 1996 Stock Option Plan, as amended) on the 91st day after the termination date specified in Paragraph 1.2 above; and

        2.1.3 Employee shall be permitted to retain as his personal property the Dell lap top computer assigned to him by Intraware, as well as that office equipment which Intraware has assigned to Employee for his use in working from his home.

  3.
  Denial of Liability.

      Each Party recognizes and agrees that the making of this Agreement does not in any way constitute an admission or concession of wrongdoing, or breach of the Employment Agreement, on the part of the other Party.

  4.
  Waiver of California Civil Code Section 1542.

      Each Party understands and expressly agrees that this Agreement extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, which such Party has or may have against the other Party, except as specified in Paragraph 1.4 above, and all rights under Section 1542 of the California Civil Code are hereby expressly waived. Such Section reads as follows:

    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

  5.
  Confidentiality.

      5.1 Except as noted elsewhere in this paragraph, Employer and Employee shall keep the terms and conditions of this Agreement completely and strictly confidential. The terms and conditions of this Agreement shall not be disclosed to any person or body.

      5.2 The only exceptions to Paragraph 5.1 are as follows:

        5.2.1 If the terms or conditions of this Agreement must be disclosed as required by law, or upon order of any court of competent jurisdiction, in any action in which Employer or Employee is a party, or Employer or Employee is subpoenaed as a witness, to agencies, individuals, or entities to whom the subpoena requires disclosure, including, but not limited to, state or federal employment or taxing entities, provided that in the event of any such required disclosure the Party subject to such requirement will advise the other Party in advance of any such disclosure to allow such other Party to seek appropriate relief; or

        5.2.2 Each Party may disclose the terms of this Agreement to such Party's tax or financial advisors, attorneys and, in the case of Employee, spouse on the further condition that the disclosing Party advise such individuals in advance of disclosure that the terms and conditions of the Agreement are strictly confidential and any such party expressly agrees for the benefit of the other Party to keep the terms and conditions strictly confidential; or

        5.2.3 If the terms or conditions of this Agreement must be disclosed to remedy a breach of any term or condition herein.

  6.
  Confidential and Proprietary Information and Trade Secrets.

      6.1 As a condition to Intraware's performance of its obligations hereunder, Employee shall sign and deliver to Intraware a "Termination Certification" as required under Paragraph 5 of the Confidentiality Agreement, and shall continue to observe and perform his obligations under the Confidentiality Agreement which expressly, or may reasonably be construed to, survive the termination of Employee's employment with Intraware.

      6.2 Without limiting Employee's obligations under Paragraph 5 of the Confidentiality Agreement, Employee promises and agrees to return to Employer on or before the date specified in Paragraph 1.2 above, all property of Employer, without limitation, including documents, magnetic or other information storage media, keys, access or credit cards, equipment, hardware, and software, and not to reproduce or disclose to any other person or entity at any time, or to use for Employee's benefit or the benefit of any other person or entity at any time, any such property or proprietary or confidential information, unless specifically authorized in writing by Employer to do so. If Employer gives Employee written authorization to make any such disclosure, Employee shall do so only within the limits and to the extent of that authorization.

      6.3 During and for one (1) year after execution of this Agreement, Employee shall not (i) solicit business from any customer of Employer with whose matters Employee came into contact during the last year of Employee's employment at Employer, to the extent such business relates to a product or service competitive with an Employer product or service, or (ii) otherwise attempt to induce any such customer of Employer to cease doing business with, or to decrease the amount of business such customer does with, Employer.

  7.
  Severability.

      If any provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, that provision will immediately become null and void, leaving the remainder of this Agreement in full force and effect.

  8.
  Construction.

      This Agreement is the product of mutual negotiation between Employee and Employer, each of whom are represented by attorneys, or voluntarily have elected not to consult with an attorney. Each party has reviewed this Agreement, and counsel for each party have reviewed this Agreement, or the Party voluntarily has elected not to have the Agreement reviewed by counsel. Employee understands that this Agreement bars and waives any and all claims of any kind Employee has or may have against Employer as of the date of this Agreement. Therefore, the normal rule of construction that any ambiguity or uncertainty in a writing shall be interpreted against the party drafting the writing shall not apply to any action on this Agreement. This Agreement is entered into in the State of California and shall be construed and interpreted in accordance with its laws.

  9.
  Arbitration is Exclusive Remedy; Venue.

      The sole and exclusive remedy of the Parties for any alleged breach of this Agreement by any other party, or any other dispute connected with or arising out of the employment relationship between Employee and Employer, or arising out of any act or omission of Employer affecting, involving or relating to Employee, shall be final and binding arbitration conducted by and pursuant to the employment dispute resolution rules of the American Arbitration Association in the County of Alameda, California, except that with respect to any violation by Employee of Paragraph 6 above, Employer shall have the right to obtain injunctive relief from a court of competent jurisdiction. Before demanding arbitration, the Party making the demand shall serve written notice upon the other Party of an alleged breach. The prevailing party in any such proceeding, as determined by the arbitrator, or the court, shall be entitled to an award of its reasonable attorneys' fees and costs. The Parties expressly waive venue in any other county or state in which they live or might live.

  10.
  Integration.

      This Agreement represents the complete understanding between the Parties, and fully supersedes any and all prior agreements between the Parties, including but not limited to the Employment Agreement; provided, however, the Confidentiality Agreement and the Indemnification Agreement shall not be superseded hereby and shall remain in full force and effect. No other promises or agreements shall be binding or shall modify this Agreement unless in writing and signed by the Parties hereto.

  11.
  Notices.

      Any notices required by this Agreement to be given shall be deemed to have been given when delivered personally, or sent by confirmed facsimile, or mailed by overnight courier to the following address:

To Employee:	Mark P. Long 1022 Sunrise Ridge Drive Lafayette, CA 94549 Facsimile: 925-957-1532
To Employer:	General Counsel Intraware, Inc. 25 Orinda Way Orinda, CA 94563 Facsimile: 925-253-6590

    12. THE SIGNATORIES HAVE CAREFULLY READ THIS ENTIRE AGREEMENT AND RELEASE. ITS CONTENTS HAVE BEEN FULLY EXPLAINED TO THEM BY THEIR ATTORNEYS, OR THEY HAVE VOLUNTARILY ELECTED NOT TO SEEK THE ADVICE OF AN ATTORNEY. THE SIGNATORIES FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS AGREEMENT. THE ONLY PROMISES OR REPRESENTATIONS MADE TO ANY SIGNATORY ABOUT THIS AGREEMENT, OR TO INDUCE THEM TO SIGN THIS AGREEMENT, ARE CONTAINED IN THIS AGREEMENT. THE SIGNATORIES ARE SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

DATED: April , 2001
Mark P. Long
INTRAWARE, INC.
DATED: April , 2001	By

Name:

Title:

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CONFIDENTIAL TERMINATION AND SEPARATION AGREEMENT AND GENERAL RELEASE